                                                                 EXHIBIT 4.5

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (ii) THE ISSUER RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF SAID SECURITIES SATISFACTORY TO THE ISSUER STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR THE ISSUER OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

                                                    WARRANT TO PURCHASE _______
                                                         SHARES OF COMMON STOCK

                                STOCK PURCHASE WARRANT
                          TO PURCHASE SHARES OF COMMON STOCK
                            OF SOLIGEN TECHNOLOGIES, INC.

                             Void After December 11, 2002


          FOR VALUE RECEIVED, SOLIGEN TECHNOLOGIES, INC., a Wyoming corporation (the "Company"), hereby grants to _________________ (the "Initial Warrant Holder"), the right, subject to the terms of this Warrant, to purchase at any time and from time to time during the period commencing on the "Initial Exercise Date" (as defined below) and ending on the "Expiration Date" (as defined below) up to ______________________ fully paid and nonassessable shares of Common Stock of the Company. The exercise price shall be $0.50 per share (the "Basic Exercise Price"). The Basic Exercise Price and the number of shares that may be purchased are subject to adjustment under the terms of this Warrant.

          Section 1.  DEFINITIONS.

          As used in this Warrant, unless the context otherwise requires:

          "AGREEMENT" means that certain Subordinated Promissory Note Purchase Agreement, of even date herewith, between the Company and the Purchasers named therein.

          "BASIC EXERCISE PRICE" means the price at which each Warrant Share may be purchased upon exercise of this Warrant, as stated in the introductory paragraph.

          "COMMON STOCK" means the Common Stock of the Company.

          "EXERCISE DATE" means any date when this Warrant is exercised, in whole or in part, in the manner indicated in Sections 2.1 and 2.2 below.

          "EXERCISE PRICE" means the Basic Exercise Price; provided, however, that if an adjustment is required under Section 7.1 of this Warrant, then the "Exercise Price" means, after such adjustment, the price at which each Warrant Share may be purchased upon exercise of this Warrant immediately after the last such adjustment.

          "EXPIRATION DATE" means the earlier of (a) 12:00 midnight (Los Angeles time) on December 11, 2002, and (b) thirty (30) days after notice has been delivered in accordance with Section 2.1(b) hereof.

          "INITIAL EXERCISE DATE" means the date of this Warrant.

          "INITIAL WARRANT HOLDER" has the meaning specified in the introductory paragraph.

          "PERSON" means an individual, corporation, partnership, trust, joint venture or other form of business entity.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder, or any act, rules or regulations which replace the Securities Act or any such rules and regulations.

          "SUBSEQUENT WARRANT" has the meaning specified in Section 2.3 below.

          "WARRANT HOLDER" means the Initial Warrant Holder or, upon assignment of this Warrant by the Initial Warrant Holder (or a subsequent Warrant Holder), such assignee.

          "WARRANT SHARE(S)" means any share(s) of Common Stock, or other securities, issued or issuable upon exercise of this Warrant.

          Section 2.  DURATION AND EXERCISE OF WARRANT.

          2.1 EXERCISE PERIOD.

               (a) Subject to the provisions hereof, this Warrant may be exercised at any time and from time to time during the period commencing on the Initial Exercise Date and ending on the Expiration Date. After the Expiration Date, this Warrant shall become void and all rights to purchase Warrant Shares hereunder shall thereupon cease; and

               (b) The Company shall have the right to give notice, in accordance with Section 11.2, of the early expiration of this Warrant at any time after the following conditions have been satisfied:

                    (i) the Company's Common stock shall have traded above one dollar and fifty cents per share (unadjusted for splits or stock dividends) for twenty (20) consecutive trading days on any nationally recognized stock exchange or NASDAQ following the earliest date of the satisfaction of condition;

                    (ii) the average weekly trading volume of the Company's
               Common Stock during such twenty (20) consecutive trading days is equal to or greater than 400,000 shares of Common Stock (adjusted downward for any reverse splits);

                    (iii) the shares of Common Stock to be issued upon such exercise have been registered under the Securities Act and may be freely sold by the holders of such shares under the Securities Act or, if not so registered, all such shares of Common Stock must be eligible to be sold by the holders pursuant to Rule 144(k) promulgated under the Securities Act; AND

                    (iv) the Company's earnings per share, on a fully-taxed
               basis, calculated according to GAAP and on a fully-diluted basis (giving effect to the conversion of all convertible securities and including outstanding warrants and options using the Treasury Method) for the trailing four (4) quarters shall in aggregate be no less than $0.10.

          2.2  METHOD OF EXERCISE AND PAYMENT.

               (a) METHOD OF EXERCISE. Subject to Section 2.1 hereof and compliance with all applicable Federal and state securities laws, the purchase right represented by this Warrant may be exercised, in whole or in part, by the Warrant Holder by (i) surrender of this Warrant and delivery of the Exercise Form attached hereto, duly executed, at the principal office of the Company and (ii) payment to the Company of an amount equal to the product of the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased. At the election of the Warrant Holder, the purchase price may be paid by surrender of this Warrant for the full number of shares for which this Warrant is then exercisable less that number of shares having a fair market value equal to the aggregate exercise price. For purposes of this
          Section 2.2(a), fair market value shall be determined as follows:
          (i) if the Company's Common Stock is publicly traded at the time of exercise, fair market value shall be determined by appropriate reference to the prices or quotes available for the most recent purchases and sales of the Company's Common Stock as of the last business day prior to the date of such exercise; and (ii) if the Company's Common Stock is not publicly traded at the time of exercise, fair market value shall be deemed to be the fair value of the Common Stock as determined in good faith by the Company's Board of Directors after taking into consideration all factors that it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

               (b) METHOD OF PAYMENT. Payment shall be made either by check drawn on a United States bank and for United States funds made payable to the Company, or by wire transfer of United States funds for the account of the Company.

               (c) DELIVERY OF CERTIFICATE. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Warrant Holder within thirty (30) days of delivery of the Exercise Form and, unless this Warrant has been fully exercised or has expired, a new warrant representing the portion of the Warrant Shares with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrant Holder within such thirty (30) day period.

          2.3 SECURITIES ACT COMPLIANCE/RESTRICTIONS UPON TRANSFER. Unless the issuance of the Warrant Shares shall have been registered under the Securities Act, as a condition of its delivery of certificates for the Warrant Shares, the Company may require the Warrant Holder (including the transferee of the Warrant Shares in whose name the Warrant Shares are to be registered) to deliver to the Company, in writing, representations regarding the Warrant Holder's sophistication, investment intent, acquisition for his own account and such other matters as are reasonable and customary for
purchasers of securities in an unregistered private offering.   The Company
may place conspicuously upon each Subsequent Warrant and upon each certificate representing the Warrant Shares a legend substantially in the following form, the terms of which are agreed to by the Warrant Holder (including such transferee):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

The Company need not register a transfer of this Warrant or the Warrant Shares unless the conditions specified in such legend are satisfied. Subject to the foregoing transfer restrictions set forth in this Section 2.3, this Warrant is transferable, in whole or in part, on the books of the Company, upon surrender of this Warrant to the Company, together with a written assignment duly executed by the Warrant Holder and delivery of funds sufficient to pay any transfer taxes payable by reason of such transfer.

          Section 3. VALIDITY AND RESERVATION OF WARRANT SHARES. The Company represents and warrants that all Warrant Shares issued upon exercise of this Warrant will be validly issued, fully paid, nonassessable and not subject to preemptive or similar rights. The Company agrees that, as long as this Warrant may be exercised, the Company will have authorized and reserved for issuance upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for exercise in full of this Warrant.

          Section 4. FRACTIONAL SHARE. No fractional Warrant Shares shall be issued upon the exercise of this Warrant, and the number of Warrant shares to be issued shall be rounded to the nearest whole number.

          Section 5. LIMITED RIGHTS OF WARRANT HOLDER. The Warrant Holder shall not, solely by virtue of being the Warrant Holder of this Warrant, have any of the rights of a stockholder of the Company, either at law or equity, until this Warrant shall have been exercised.

          Section 6. LOSS OF WARRANT. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification and a bond satisfactory to the Company if requested by the Company or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Warrant Holder, without charge, a new warrant of like denomination.

          Section 7.  CERTAIN ADJUSTMENTS OF EXERCISE PRICE.

          7.1 ADJUSTMENT OF EXERCISE PRICE. The number, class and Exercise Price of securities for which this Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as hereinafter provided:

               7.1.1 RECAPITALIZATION. If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or the Company issues a stock dividend on its outstanding Common Stock, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately increased and the Exercise Price shall be proportionately reduced and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately reduced and the Exercise Price shall be proportionately increased. The increases and reductions provided for in this Section 7.1.1 shall be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of this Warrant nor the price payable for such percentage shall be affected by any event described in this Section 7.1.1.

               7.1.2 MERGER OR REORGANIZATION, ETC. In the event of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation or other change in the capital structure of the Company (not including the issuance of additional shares of capital stock other than by stock dividend or stock split), then, as a condition of such change in the capital structure of the Company, appropriate and adequate provision shall be made so that the Warrant Holder of this Warrant will have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property to which it would have been entitled if immediately prior to such merger, consolidation, reclassification, reorganization, recapitalization or other change in the capital structure, it had held the number of shares of Common Stock then obtainable upon the exercise of this Warrant. In any such case appropriate adjustment shall be made in the applications of the provisions set forth herein with respect to the rights and interest thereafter of the Warrant Holder, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

          7.2 NOTICE OF ADJUSTMENT. Whenever an event occurs requiring any adjustment to be made pursuant to Section 7.1, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, a certificate of its chief executive officer specifying such adjustment, setting forth in reasonable detail the acts requiring such adjustment, and stating such other facts as shall be necessary to show the manner and figures used to compute such adjustment. Such chief executive officer's certificate shall be made available at all reasonable times for inspection by the Warrant Holder. Promptly (but in no event more than 30 days) after each such adjustment, the Company shall give a copy of such certificate by certified mail to the Warrant Holder.

          Section 8. SUBDIVISION OF WARRANT. At the request of the Warrant Holder in connection with a transfer of a portion of this Warrant upon surrender of this Warrant for such purpose to the Company at its principal office, the Company at its expense (except for any transfer tax payable) will issue and exchange therefor new Warrants of like tenor and date representing in the aggregate the amount of the Warrant Shares.

          Section 9.  REGISTRATION RIGHTS.

          9.1  DEFINITIONS.  For purposes of this Section 9:

               (a) The term "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

               (b) The term "Registrable Securities" means any Common Stock issued or issuable upon exercise of this Warrant, excluding, however, any Registrable Securities sold by a person in a transaction in which his rights are not assigned under Section 9.6 hereof.

               (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities; and

               (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 9.10 hereof.

          9.2  COMPANY REGISTRATION.

               (a) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its capital stock or other securities under the Securities Act in connection with the public offering of such stock or securities solely for cash (other than a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, each such time, promptly give each Holder written notice of such registration together with a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws. Upon the written request of each Holder given within twenty (20) days after giving of such written notice by the Company in accordance with Section 11.2, the Company shall, subject to the limitations set forth in subsection 9.2(b) below, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

               (b)  The right of any Holder to registration pursuant to this
          Section 9.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 9.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, and: (i) if such registration is the first registered offering of the sale of the Company's securities to the public, then the underwriter may (subject to the allocation priority set forth below) exclude some or all Registrable Securities from such registration and underwriting; or (ii) if such registration is other than the first registered offering of the sale of the Company's securities to the general public, then the underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than twenty-five percent (25%) of the number of securities included therein. In the event of such a limitation, the Company shall so advise all Holders requesting registration, and the number of shares of securities that may be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers and directors of the Company (other than Registrable Securities and other than securities held by persons who, by virtue of contracts with the Company, are entitled to include their securities in such registration) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a further limitation of the number of shares is required, the number of shares that may be included in the registration and underwriting shall be allocated among all other holders (including Holders of Registrable Securities) thereof in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which would otherwise be entitled to inclusion in such registration held by such Holders or holders at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

               (c) The Company's obligations under this Section 9.2 shall terminate with respect to any Holder one year after the Expiration Date.

          9.3 EXPENSES OF REGISTRATION.

               (a) As used in this Section 9.3, "Registration Expenses" shall mean all expenses incurred by the Company in complying with
          Section 9.2, hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of a single counsel for all Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which would be paid in any event by the Company); and "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

               (b) All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 9 shall be borne by the Company; and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered and sold.

          9.4 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 9.

          9.5 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 9:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors and agents of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law or common law doctrine related to fraud, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a

          "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will pay as incurred any legal or other expenses reasonably incurred by each such Holder, officer, director, agent, underwriter, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, agent, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission, or alleged omission made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective, or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter, or any Holder or any party otherwise entitled to indemnification hereunder (if there is no underwriter), if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim, or damage at or prior to the time such action is required by the Securities Act.

               (b)  Promptly after receipt by an indemnified party under this
          Section 9.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.5, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnifying party shall not have engaged counsel within a reasonable period of time to assure the defense of such action, or if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.
          The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.5, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.5.

          9.6 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 9 may be assigned by a Holder to: (a) any entity which is controlling, controlled by or under common control with any Warrant Holder, any member of Warrant Holder's immediate family (being limited to spouses and lineal ancestors and descendants) or any partnership composed of, or trust for the primary benefit of, the Warrant Holder or members of such Warrant Holder's immediate family;
(b) a general or limited partner of the Warrant Holder; or (c) any other transferee or assignee of such securities upon the transfer or assignment of securities representing at least twenty-five percent (25%) of the total number of shares of Warrant Shares purchased by the Warrant Holder pursuant to this Warrant; provided that the Company is, within a reasonable time after any such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and an Assumption Agreement in the form attached as EXHIBIT A to this Warrant executed by the party receiving the assignment of registration rights pursuant to this Section 9; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

          9.7 "MARKET STAND-OFF AGREEMENT". The Warrant Holder hereby agrees that it shall not, to the extent requested by the Company and any underwriter of securities of the Company in a registered offering in which such Warrant Holder had a right to sell Registrable Securities hereunder, sell or otherwise transfer or dispose of any Registrable Securities during the one hundred eighty (180) day period following the effective date of such registration statement; PROVIDED, however, that:

               (a) Such agreement shall be applicable only to the first such registration statement of the Company which covers shares (or securities) to be sold on its behalf to the public in an underwritten offering; and

               (b) Such agreement is conditioned upon all employees, officers and directors of the Company and all other persons with contractual registration rights (whether or not pursuant to this Warrant) entering into similar agreements.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Warrant Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such ninety (90) day period.

          9.8 MODIFICATION OF RIGHTS. Any of the terms and provisions of this Section 9 shall be subject to modification from time to time upon written agreement between at least fifty-one percent (51%) in interest of the Holders and the Company.

          Section 10.  REPRESENTATIONS AND WARRANTIES.

          10.1 BY WARRANT HOLDER. The Warrant Holder represents and warrants to the Company as follows:

               (a) This Warrant and the Warrant Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Upon exercise of this Warrant, the Warrant Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

               (b) The Warrant Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) or Section 4(6) thereof, and that they must be held by the Warrant Holder indefinitely, and that the Warrant Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration.

               (c) The Warrant Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

               (d) The Warrant Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant.

          10.2 BY COMPANY. The Company represents and warrants to the Warrant Holder those representations and warranties as set forth in Section
3.1 of that certain Subordinated Promissory Note Purchase Agreement, of even date herewith, between the Company and the Purchasers named therein.

          Section 11.  MISCELLANEOUS.

          11.1 SUCCESSORS AND ASSIGNS. The provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Warrant Holder and their respective permitted successors and assigns hereunder.

          11.2 NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing and shall be sent by telex or facsimile transmission (FAX) to the number set forth below or by telegram to the address set forth below (in each such case notice shall be deemed given on the date of transmission) or by overnight air courier service (in which case notice shall be deemed given when received by addressee or on the second (2nd) day after the date of delivery to the courier, whichever is earlier), or by registered or certified mail, return receipt requested, postage prepaid and properly addressed (in which case notice shall be deemed given when received by the addressee or on the fifth (5th) day after the date of mailing, whichever is earlier), to the addresses set forth below, or such other address as a party may hereafter provide notice of to the other:

IF TO THE COMPANY:

          Soligen Technologies, Inc.
          19408 Londelius Street
          Northridge, California  91324
          FAX:  (818) 718-0760
          Attn:  President


Copy to:

          Garvey, Schubert & Barer
          1191 Second Avenue, 18th Floor
          Seattle, WA 98101
          FAX: 206-464-0125
          Attn:  Bruce A. Robertson


IF TO THE WARRANT HOLDER:

          The Warrant Holder's last known FAX number or address as it appears on the books of the Company.

          11.3 APPLICABLE LAW. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of California.

          11.4 HEADINGS. The headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

          DATED:                          , 1997.
                ------------------------

                                   SOLIGEN TECHNOLOGIES, INC.


                              By
                                 ------------------------------------------
                                   Name:
                                         ----------------------------------
                                   Title:
                                         ----------------------------------

                                      EXHIBIT A

                                 ASSUMPTION AGREEMENT

          In connection with the transfer of _________ Warrant Shares issued or issuable pursuant to that certain Stock Purchase Warrant to Purchase Shares of Common Stock of Soligen Technologies, Inc. dated __________________, 1997 (the "Warrant"), the undersigned hereby agrees that with regard to such shares it shall be bound by the terms and conditions of the Warrant, as a Warrant Holder (as defined in Section 1 of the Warrant).